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                                                                    EXHIBIT 11.1

                                  STATEMENT RE:
                       COMPUTATIONS OF NET LOSS PER SHARE


                                                                         2002               2001
                                                                    ---------------    ---------------
Numerator:
           Numerator for basic and diluted loss per share

           Net loss                                                 $    (5,587,243)   $    (5,863,017)
                                                                    ===============    ===============

Denominator:
           Denominator for basic loss per share-
                 weighted average shares                                146,659,596        103,676,530

Effect of dilutive securities:
           Stock options and warrants                                            --                 --
                                                                    ---------------    ---------------
           Dilutive potential common shares                                      --                 --
                                                                    ---------------    ---------------
           Denominator for diluted earnings per share -
                 adjusted weighted average shares and
                 assumed conversions                                    146,659,596        103,676,530
                                                                    ===============    ===============

           Basic loss per share                                     $         (0.04)   $         (0.06)
                                                                    ===============    ===============
           Diluted loss per share                                   $         (0.04)   $         (0.06)
                                                                    ===============    ===============


The Company incurred a net loss for the years ended December 31, 2002 and 2001. Therefore, the Company did not make adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.